Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	State or Other Jurisdiction of Incorporation Or Organization
Dave & Buster’s, Inc.	Missouri

D&B Leasing, Inc.	Texas

D&B Marketing Company LLC	Virginia

D&B Realty Holding, Inc.	Missouri

DANB Texas, Inc.	Texas

Dave & Buster’s I, L.P.	Texas

Dave & Buster’s Management Corporation, Inc.	Delaware

Dave & Buster’s of California, Inc.	California

Dave & Buster’s of Colorado, Inc.	Colorado

Dave & Buster’s of Florida, Inc.	Florida

Dave & Buster’s of Georgia, Inc.	Georgia

Dave & Buster’s of Hawaii, Inc.	Hawaii

Dave & Buster’s of Illinois, Inc.	Illinois

Dave & Buster’s of Kansas, Inc.	Kansas

Dave & Buster’s of Maryland, Inc.	Maryland

Dave & Buster’s of Nebraska, Inc.	Nebraska

Dave & Buster’s of New York, Inc.	New York

Dave & Buster’s of Pennsylvania, Inc.	Pennsylvania

Dave & Buster’s of Pittsburgh, Inc.	Pennsylvania

Tango Acquisition, Inc.	Delaware

Tango License Corporation	Delaware

Tango of Arizona, Inc.	Delaware

Tango of Arundel, Inc.	Delaware

Tango of Farmingdale, Inc.	Delaware

Tango of Franklin, Inc.	Delaware

Tango of Houston, Inc.	Delaware

Tango of Minnesota, Inc.	Delaware

Tango of North Carolina, Inc.	Delaware

Tango of Sugarloaf, Inc.	Delaware

Tango of Tennessee, Inc.	Delaware

Tango of Westbury, Inc.	Delaware

6131646 Canada Inc.	Ontario